Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information, contact:
Martin P. Ketelaar, Vice President,
Investor Relations
(515) 362-3693
AmerUs Group Provides Second Quarter Update
DES MOINES, Iowa (July 13, 2006) — AmerUs Group Co. (NYSE:AMH), a leading producer of life insurance and annuity products, today announced its second quarter sales results. The company reported its annuity sales were $625.7 million, up 21 percent over first quarter of 2006. Sales of life insurance products were $33.3 million, up 12 percent over first quarter of 2006.
     The company also reported that, while it is still working to finalize second quarter earnings results, it believes adjusted net operating income results will be in line with First Call mean estimates.
Caution Regarding Forward-Looking Statements
     This press release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in our operations and financial results and our business and products, which include words such as “anticipate”, “believe”, “plan”, “estimate”, “expect”, “intend” and other similar expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance. Factors that may cause our actual results to differ materially from those contemplated by these forward-looking statements include, among others, the following possibilities: (a) general economic conditions and other factors, including prevailing interest rate levels and stock and bond market performance, which may affect (1) our ability to sell our products, (2) the market value of our investments and consequently protection product and accumulation product margins and (3) the lapse rate and profitability of policies; (b) the performance of our investment portfolios which may be affected by general economic conditions, the continued credit quality of the companies whose securities we invest in and the impact of other investment transactions; (c) customer response to new products, distribution channels and marketing initiatives and increasing competition in the sale of insurance and annuities and the recruitment of sales representatives from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance may impair our ability to retain existing customers, attract new customers and maintain our profitability; (d) our ratings and those of our subsidiaries by independent rating organizations which we believe are particularly important to the sale of our products; (e) mortality, morbidity, and other factors which may affect the profitability of our insurance products; (f) our ability to develop and maintain effective risk management policies and procedures and to maintain adequate reserves for future policy benefits and claims; (g) litigation or regulatory investigations or examinations; (h) regulatory changes, interpretations, initiatives or pronouncements, including those relating to the regulation of insurance companies and the regulation and sales of their products and the programs in which they are used; (i) changes in the federal income tax and other federal laws, regulations, and interpretations, including federal regulatory measures that may significantly affect the insurance business including limitations on antitrust immunity, the applicability of securities laws to insurance products, minimum solvency requirements, and changes to the tax advantages offered by life insurance and annuity products or programs with which they are used; (j) the impact of changes in standards of accounting; (k) our ability to achieve anticipated levels of operational efficiencies and cost-saving initiatives and to meet cash requirements based upon projected liquidity sources; and (l) our ability to integrate the business and operations of acquired entities; and various other factors discussed in the section entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2005.

     There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Forward-looking statements speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statement.
     AmerUs Group Co. is an Iowa corporation located in Des Moines, Iowa, engaged through its subsidiaries in the business of marketing and distributing individual life insurance and annuity products in 50 states, the District of Columbia and the U.S. Virgin Islands. Its major operating subsidiaries include AmerUs Life Insurance Company, American Investors Life Insurance Company, Inc., Indianapolis Life Insurance Company and Bankers Life Insurance Company of New York.
     As of March 31, 2006, AmerUs Group’s total assets were $24.7 billion and shareholders’ equity totaled $1.7 billion, including accumulated other comprehensive income.